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                                                                    EXHIBIT 23.2

                      CONSENT OF IRELAND SAN FILIPPO, LLP,
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
MicroTel International, Inc.

We hereby consent to the inclusion in this Registration Statement of MicroTel International, Inc. on Form S-1 of our report dated February 4, 1999, with respect to the financial statements of T-Com, LLC as of December 31, 1998, and for the period then ended and to the references to our firm under the caption "Experts."

/S/ IRELAND SAN FILIPPO, LLP

IRELAND SAN FILIPPO, LLP

Palo Alto, California
June 11, 2001